Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news

FOR IMMEDIATE RELEASE

Contacts	Thomas A. H. White 423 294 8996
INVESTORS	Madhavi Venkatesan 423 294 1630

Unum Group Reaffirms 2009 Guidance

CHATTANOOGA, Tenn. (March 10, 2009) – At meetings with investors to be held on March 11, 2009, Unum Group (NYSE: UNM) intends to reaffirm the Company’s full-year 2009 operating earnings per diluted share guidance of $2.45 to $2.55. The Company also intends to reaffirm its guidance for year-end 2009 capital management targets with holding company liquidity expected to be greater than $750 million, combined weighted average risk-based capital for its traditional US insurance companies within a range of 330 percent to 335 percent, and a leverage ratio within a range of 20 percent to 21 percent, excluding the non-recourse debt and associated capital of Tailwind Holdings and Northwind Holdings.

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ABOUT UNUM

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

Non-GAAP Measures

In calculating full year 2009 earnings per diluted share guidance, the Company has excluded amounts for realized investment gains or losses and the related tax thereon that are required to be included in the calculation of net income determined in accordance with generally accepted accounting principles in the United States (GAAP). The Company believes operating income, excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The Company’s 2009 leverage ratio guidance excludes the above referenced items that would be included in calculating the leverage ratio using GAAP amounts. These items have been excluded and not presented because appropriate estimates for these amounts are not currently determinable.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as the Company’s earnings per share, holding company liquidity, risk-based capital, and leverage ratios, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s expectations, plans and beliefs concerning future developments. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include such matters as (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) investment results, including, but not limited to, realized investment losses resulting from impairments that differ from the Company’s assumptions and historical experience; (3) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (4) changes in interest rates, credit spreads, and securities prices; (5) currency exchange rates; (6) changes in the Company’s financial strength and credit ratings; (7) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (10) the level and results of litigation; (11) effectiveness in supporting new product offerings and providing customer service; (12) actual experience in pricing, underwriting, and reserving that may deviate from the Company’s assumptions; (13) lower than projected persistency and lower sales growth; (14) fluctuation in insurance reserve liabilities; (15) ability and willingness of reinsurers to meet their obligations; (16) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired and goodwill; (17) ability of Unum Group’s subsidiaries to pay dividends as a result of regulatory restrictions; (18) events or consequences relating to terrorism and acts of war, both domestic and foreign; (19) changes in accounting standards, practices or policies; (20) effectiveness of the Company’s risk management program; and (21) ability to recover the Company’s systems and information in the event of a disaster or unanticipated event. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on the Company’s website or otherwise.

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